CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated March 9, 2001 accompanying the financial statements of Van Kampen Merritt Utility Income Trust, Series 7 as of December 31, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                            Grant THORNTON LLP


Chicago, Illinois
April 24, 2001